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                                                                   Exhibit 10.29

Ross E. Roeder
Chairman and CEO                                                  Smart & Final.
                                               Food . Supplies . Business . Home

                                               Smart & Final Inc.
                                               600 Citadel Drive
                                               Commerce, CA 90040
                                               Phone: (323) 869-7745
                                               Fax: (323 869-7871

                                               Mailing Address:
                                               P.O. Box 512377
                                               Los Angeles, CA 90051 - 0377

                                February 27, 2003

Mr. Robert Schofield
**
**

Dear Bob,

The purpose of this letter is to amend your 2001 Executive Severance Plan (the
Plan) to provide further protection to you should Smart & Final, Inc. undertake a strategy to divest itself of the foodservice distribution businesses. Your leadership of the foodservice division is very important to Smart & Final, and should the Company decide to exit the foodservice distribution business your support during this process would be even more critical.

Section 4.2 of the plan which defines "Qualifying General Termination" shall be amended to include:
(c) the Company exits or transition all of its foodservice distribution business ("the foodservice event") during the term of the Plan, and (i) the foodservice event is not a change-in-control as defined in the plan, and (ii)you satisfactorily perform your current responsibilities and duties, and (iii) you satisfactorily perform any new responsibilities assigned to you regarding the divestiture of the foodservice distribution businesses, and (iv)you remain in the position of Chief Operating Officer of Foodservice until such time that Smart & Final no longer requires your service in that capacity and, after which, not transfer to a mutually agreeable position within Smart & Final.

If the foodservice event occurs and you meet the requirements as defined above, you will be entitled to receive an Enhanced General Severance Benefit as set forth below:

Enhanced General Severance Benefit
(a) The severance period will be 24 months.
(b) The bonus will be paid at target during the severance period.
(c) Your options and restricted stock will 100% vest at the end of the severance period.
(d) Your options exercise rights will extend up to 3 years following the end of the severance period.
(e) You will qualify for Early Retirement of your vested SERP benefit without the reduction factor of 6% a year being applied

[**] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Page -2-
February 27, 2003
Robert Schofield Severance

If the Company were to sell the foodservice distribution businesses, you would not have to become employed by the acquiring Company. You would be expected to cooperate to ensure a smooth transition, and be available to consult with the acquiring Company under mutually agreeable terms. Should you decided to join the acquiring company you would waive your severance benefits and your last day worked would serve as the end of the severance period for purposes of (c) and
(d) above, and you would be guaranteed vesting credit for 5 service years on your SERP. However, by joining the acquiring company, you would not waive your rights to stock vesting and exercise rights as defined above, or your qualification of early retirement of your vested SERP benefit as defined above.

Bob, it is the intent of this amendment to provide additional benefits to you if there is a foodservice event that is not a change-in-control as defined in the Plan. It is not the intent of this amendment to alter your rights or the Company's rights if Smart & Final, Inc., were to go through a change-in-control. If a change-in-control of Smart & Final were to occur, all provisions of the Plan would still be in effect. Of course if there is no foodservice event or change-in-control event, you are still eligible for the General Severance Benefit as defined in the Plan.

Nothing contained herein or in the Plan is meant to constitute a contract of employment, or a guarantee of employment or continued employment.

Our most immediate and primary objective is to turnaround the performance of our foodservice distribution businesses. Your leadership is very important to achieving success in this objective. For these reasons, your request for protection has been granted. I look forward to your continued contributions.

                                                     Very truly yours,

                                                     /s/ Ross Roeder

                                                     Ross Roeder

Accepted

/s/ Robert J. Schofield
Robert Schofield

Date:  February 28, 2003